EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 4 to the Registration Statement on Form S-1 of Med-X, Inc,  of our report dated April 28, 2023 relating to the financial statements of Med-X, Inc. as of December 31, 2022 and 2021 and the two years then-ended and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

May 15, 2023